Item 77C

SCUDDER INTERMEDIATE GOVERNMENT TRUST

The Proxy Statement on Schedule 14A for Scudder  Intermediate  Government  Trust
(File No. 811-05539), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 28, 2002.